PIONEER BOND FUND

                         Establishment and Designation
                                      of

       Class A Shares, Class B Shares, Class C Shares and Class Y Shares
                           of Beneficial Interest of
                               Pioneer Bond Fund

     The undersigned, being a majority of the Trustees of Pioneer Bond Fund, a Massachusetts business trust (the "Fund"), acting pursuant to Article V, Sections 5.1 and 5.11 of the Amended and Restated Declaration of Trust dated December 7, 1993 of the Fund (the "Declaration"), do hereby divide the shares of beneficial interest of the Fund (the "Shares") to create four classes of Shares of the Fund as follows:

1. The four classes of Shares established and designated hereby are "Class A Shares," "Class B Shares," "Class C Shares" and "Class Y Shares," respectively.

2. Class A Shares, Class B Shares, Class C Shares and Class Y Shares shall each be entitled to all of the rights and preferences accorded to Shares under the Declaration.

3. The purchase price of Class A Shares, Class B Shares, Class C Shares and Class Y Shares, the method of determining the net asset value of Class A Shares, Class B Shares, Class C Shares and Class Y Shares and the relative dividend rights of holders of Class A Shares, Class B Shares, Class C Shares and Class Y Shares shall be established by the Trustees of the Trust in accordance with the provisions of the Declaration and shall be set forth in the Trust's Registration Statement on Form N-1A under the Securities Act of 1933 and/or the Investment Company Act of 1940, as amended and as in effect at the time of issuing such Shares.

4. The Trustees, acting in their sole discretion, may determine that any Shares of the Fund issued are Class A Shares, Class B Shares, Class C Shares and Class Y Shares, or Shares of any other class of the Fund hereinafter established and designated by the Trustees.

IN WITNESS WHEREOF, the undersigned have executed this instrument this 1st day of July, 1997.

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
/S/ JOHN F. COGAN, JR.                        /S/ MARGUERITE A. PIRET
------------------------------------          ----------------------------------
John F. Cogan, Jr.                            Marguerite A. Piret
as Trustee and not individually               as Trustee and not individually
975 Memorial Drive, #802                      162 Washington Street
Cambridge, MA 02138                           Belmont, MA 02178

/S/ MARY K. BUSH                              /S/ DAVID D. TRIPPLE
------------------------------------          ----------------------------------
Mary K. Bush                                  David D. Tripple
as Trustee and not individually               as Trustee and not individually
Health Policy Institute                       6 Woodbine Road
53 Bay Street Road                            Belmont, MA 02178
Boston, MA 02215

/S/ RICHARD H. EGDAHL, M.D.                   /S/ STEPHEN K. WEST, ESQ.
------------------------------------          ----------------------------------
Richard H. Egdahl, M.D.                       Stephen K. West, Esq.
Health Policy Institute                       As Trustee and not individually
53 Bay State Road                             Sullivan & Cromwell
Boston, MA 02215                              125 Broad Street
                                              New York, NY 10004

/S/ MARGARET B.W. GRAHAM                      /S/ JOHN WINTHROP
------------------------------------          ----------------------------------
Margaret B.W. Graham                          John Winthrop
as Trustee and not individually               as Trustee and not individually
The Keep                                      One Adgers Wharf
P.O. Box 110                                  Charlestown, SC 29401
Little Deer Isle, ME 04650

/S/ JOHN W. KENDRICK
------------------------------------
as Trustee and not individually
6363 Waterway Drive
Falls Church, VA 22044
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